UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2018 (May 9, 2018)

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2018, TrueBlue, Inc. (the “company”) held its annual meeting of shareholders. A total of 37,633,599 shares of the company’s common stock outstanding and entitled to vote were present at the annual meeting in person or by proxy. At the annual meeting, the shareholders voted to (a) elect each of the eight nominees for director to serve until the 2019 Annual Meeting of Shareholders, (b) approve, on an advisory basis, the compensation of the company’s named executive officers, (c) approve the amendment and restatement of the company’s 2016 Omnibus Incentive Plan, and (d) ratify the selection of Deloitte & Touche LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 30, 2018.

The voting results were as follows:

(a) Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen B. Brown	35,638,744	204,287	4,072	1,786,496
Steven C. Cooper	35,827,770	15,190	4,143	1,786,496
William C. Goings	35,824,355	18,715	4,033	1,786,496
Kim Harris Jones	35,823,002	20,068	4,033	1,786,496
Stephen M. Robb	35,824,730	18,265	4,108	1,786,496
Jeffrey B. Sakaguchi	35,640,206	203,189	3,708	1,786,496
Joseph P. Sambataro, Jr.	35,734,572	108,423	4,108	1,786,496
Bonnie W. Soodik	35,638,733	204,737	3,633	1,786,496

(b) Advisory vote on compensation of the company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
35,141,608	635,473	70,022	1,786,496

(c) Approval of the amendment and restatement of the Company’s 2016 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Votes
34,433,833	1,380,710	32,560	1,786,496

(d) Ratification of the appointment of Deloitte & Touche LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 30, 2018:

For	Against	Abstain
37,359,394	263,431	10,774

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	May 14, 2018	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel, and Secretary